UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 18, 2014

GREENHOUSE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54759	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16359 County Rd S, Fort Morgan, CO 80701
(Address of Principal Executive Offices) (Zip Code)

(970) 439-1905
(Registrant's telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Pramuan Upatch resigned from all positions with the Company effective as of June 18, 2014, including a member of the Company’s Board of Directors and the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 18 2014, Mr. Matt Brown was appointed as a member of the Company’s Board of Directors and as the Company’s President and Chief Executive Officer concurrent with the resignation of Mr. Pramuan Upatch.

A brief description of the background experience of our new officer and director is as follows:

Matt Brown has an extensive business background in several industries, including positions in finance, corporate strategy consulting, and public policy development. Mr. Brown graduated magna cum laude from the Boston University School of Management with a B.Sc in Finance in 2003. From 2004-2005, Mr. Brown worked for Bloomberg LP in a variety of positions including the development of the first Sharii’a-compliant equity screener for the Bloomberg Terminal dedicated to assisting Islamic Banking fund managers. From 2005-2007 Mr. Brown was a strategy consultant for Accenture advising senior executives in Telecommunications, Health Care Delivery, and Consumer Electronics. From 2007-2009 Mr. Brown led a Denver-area technology startup, www.Price.IS, where he was the lead technical architect on a mobile shopping tool designed to model consumer price elasticity across multiple product categories.

From 2009-2010, Matt served as the Executive Director of Coloradans for Medical Marijuana Regulation (CMMR), a 501(c)4 non-profit organization that actively lobbied in favor of strict, comprehensive regulations for Colorado’s nascent medical marijuana industry. In this role, Matt served as the primary point of contact between the medical marijuana industry and the Colorado General Assembly, Department of Revenue, Attorney General’s office, and various law enforcement organizations during the creation of new medical marijuana business regulations. In mid-2010, Matt left CMMR to become Managing Director of Organic Medical Research (OMR), a pharmaceutical research company interested in developing cannabis-derived pharmaceuticals. While at OMR, Matt developed a long-term research program that led to the closure of Full Spectrum Labs in Denver and the creation of a Canadian research company in British Columbia. In late 2011, Mr. Brown resumed his consulting practice and worked for multiple cannabis-related Canadian firms to design federally-approved cannabis research programs. Following Colorado’s legalization of Marijuana in November 2012, Mr. Brown returned to Denver and in February 2013 he co-founded My 420 Tours, North America’s first legal adult-use marijuana tourism company. In April 2014, Mr. Brown founded SproutHouse, the first Cannabis Biotechnology research incubator dedicated to accelerating the people, products, and policy driving cannabis innovation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENHOUSE SOLUTIONS INC.

Date: June 18, 2014	By:	/s/ Matt Brown
Matt Brown, President

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